SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2006

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

        On December 5, 2006, Derma Sciences, Inc. (the “Company”) dismissed J.H. Cohn LLP as the Company’s independent registered public accounting firm. The Company, also on December 5, 2006, engaged Ernst & Young, LLP as the Company’s new independent registered public accounting firm. The decision to dismiss J.H. Cohn and engage Ernst & Young was made at the direction of the Company’s board of directors upon recommendation of the board’s audit committee and was motivated by the Company’s desire to avail itself of Ernst & Young’s health care industry expertise, breadth of resources and global reach.

        The report of J.H. Cohn on the consolidated financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. J.H. Cohn’s report dated February 24, 2006, on the consolidated financial statements of the Company expressed an unqualified opinion.

        During the Company’s fiscal years ended December 31, 2005 and 2004, and through December 5, 2006, the Company did not have any disagreement with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of J.H. Cohn, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

        During the Company’s fiscal years ended December 31, 2005 and 2004 and through December 5, 2006, no “reportable events” as defined in Item 304(a)(1)(iv)(B) of Regulation S-B have occurred.

        J.H. Cohn has indicated to the Company that it concurs with the foregoing statements as they relate to J.H. Cohn and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of this letter is attached to this Form 8-K as Exhibit 16.1.

        During the Company’s fiscal years ended December 31, 2005 and 2004 and through December 5, 2006, neither the Company nor anyone acting on its behalf consulted with Ernst & Young regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits:

16.1 Letter from J.H. Cohn to the Securities and Exchange Commission

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: December 8, 2006

EXHIBIT INDEX:

16.1 Letter from J.H. Cohn to the Securities and Exchange Commission